UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2002

UNUMPROVIDENT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fountain Square
Chattanooga, Tennessee 37402
(Address of principal executive offices)

(423) 755-1011
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

INDEX

Item 9.    Regulation FD Disclosure

Due to a printing error in the 8-K filed on August 6, 2002, the paragraph describing the press release being filed under Item 9 was incorrect. The correct description is as follows:

(a)	On August 6, 2002, the Company issued a press release reporting the Company’s second quarter of 2002 earnings, which is incorporated herein by reference and attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UnumProvident Corporation (Registrant)

By:	/s/ F. DEAN COPELAND
F. Dean Copeland Senior Executive Vice President and General Counsel
Date: August 8, 2002

INDEX TO EXHIBITS

EXHIBIT

99.1                   UnumProvident Corporation press release dated August 6, 2002.